Exhibit 3.3

BYLAWS

of

CHEETAH NET SUPPLY CHAIN SERVICE INC.

(a Delaware corporation)

ADOPTED AS OF FEBRUARY 2, 2026

ARTICLE I

OFFICES AND REGISTERED AGENT

Section 1.1. Principal Office. The Corporation shall maintain its Principal Office, if any, at a location within or without the State of Delaware as designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Principal Office of the Corporation shall be located at the business office of the Corporation’s President.

Section 1.2. Registered Office. The Corporation shall maintain a Registered Office as required by the Delaware General Corporation Law, as amended from time to time (the “DGCL”), at a location in the State of Delaware designated by the Board of Directors from time to time.

Section 1.3. Other Offices. The Corporation may have such other offices within and without the State of Delaware as the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the officers of the Corporation.

Section 1.4. Registered Agent. The Corporation shall maintain a Registered Agent as required by the DGCL who shall have a business office at the Registered Office. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure.

Section 1.5. Filings. In the absence of directions from the Board of Directors to the contrary, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the DGCL or otherwise by law.

ARTICLE 2

STOCKHOLDERS

Section 2.1. Annual Meetings. If required by applicable law, an annual meeting of the Corporation’s stockholders (the “Stockholders”) shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2. Special Meetings. Special meetings of the Stockholders may be called for any one or more lawful purposes by the Board of Directors, the President, or, if the holders of at least twenty (20%) percent of the voting power of all of the shares of stock entitled to vote at the meeting on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held, by the Secretary. Special meetings of the Stockholders shall be held at a time and location designated by the Board of Directors (or by an Officer authorized by the Board of Directors to make such designation), provided that the time and place so designated conforms to the requirements of the DGCL and these Bylaws. A special meeting of the Stockholders shall be duly called when a written call of the special meeting directed to the attention of the Board of Directors and signed by the person(s) calling the meeting is delivered (in person or by registered or certified mail) to the Principal Office. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Section 2.3. Notice of Meetings, Waiver of Notice. Unless otherwise provided by law, the Corporation’s certificate of incorporation or these bylaws, the Secretary (or, in the event of the Secretary’s inability or refusal to act, such other Officer as may be authorized by the Board of Directors) shall cause written or printed notice of all duly called meetings of Stockholders to be delivered not less than ten (10) nor more than sixty (60) days before the meeting date, either personally, by mail, or by any other method permitted under the DGCL, to all Stockholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the Stockholder at the Stockholder’s address as it appears on the Corporation’s records, or if a Stockholder shall have filed with the Secretary of the Corporation a written request that notices to such Stockholder be mailed to some other address, then directed to such Stockholder at that other address. Such notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. If notice of a duly called special meeting of Stockholders is not otherwise given at least twenty (20) days prior to the date for such meeting fixed in accordance with these Bylaws, the person(s) calling the special meeting may cause notice of the special meeting to be given that conforms to the requirements of the DGCL and these Bylaws. Notice of a meeting of Stockholders need not be given to any Stockholder who attends such meeting or who, in person or by proxy, signs a waiver of notice either before or after the meeting. To be effective such waiver shall contain statements or recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such statements or recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Statement or recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional statements or recitals creating a patent ambiguity as to its proper application.

Section 2.4. Quorum. Except as may otherwise be required by the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws, at any meeting of Stockholders the presence, in person or by proxy, of the holders of at least one-third (1/3) of the outstanding shares of stock entitled to vote thereat shall be necessary and sufficient to constitute a quorum. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of at least one-third (1/3) of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. In the absence of a quorum, the stockholders so present, in person or by proxy, may, by the affirmative vote of the holders of at least one-third (1/3) of the shares of the Corporation which are present in person or by proxy and entitled to vote thereon, adjourn the meeting from time to time in the manner provided in Section 2.8 of these bylaws until a quorum shall attend. At such adjourned meeting a quorum of Stockholders may transact such business as might have been properly transacted at the original meeting.

Section 2.5. Transaction of Business. Business transacted at an annual meeting of Stockholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Stockholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.6. Fixing Date for Determination of Stockholders of Record.

(a)	In order that the Corporation may determine the Stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)	In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.7. Voting. Except as may otherwise be required or provided by the DGCL or the Corporation’s Certificate of Incorporation, and subject to the provisions concerning Stockholders of record contained elsewhere in these Bylaws, a person (or such person’s proxy) present at a meeting of Stockholders shall be entitled to one vote for each share of voting stock as to which such person is the Stockholder of record. In elections of Directors, those candidates receiving the greater number of votes cast (although not necessarily a majority of votes cast) at the meeting shall be elected. Any other corporate action shall be authorized by a majority of the votes cast at a meeting in which a quorum is present, unless otherwise provided by the DGCL, the Corporation’s Certificate of Incorporation, or these Bylaws.

Section 2.8. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the Board of Directors or by the holders of at least one-third (1/3) in voting power of the outstanding shares of stock entitled to vote at such meeting, from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 2.9. Action Without Meeting. Unless otherwise restricted by the Corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. An electronic transmission consenting to action to be taken transmitted by a stockholder, a proxyholder or by a person authorized to act by such stockholder, shall be deemed to be written and signed for the purposes of this Section if the electronic transmission sets forth or is delivered with information from which the corporation can determine that the electronic transmission was transmitted by the stockholder, the proxyholder or by a person authorized to act for the stockholder and the date on which such electronic transmission was transmitted. Any such consent given by electronic transmission shall be deemed delivered as provided by the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.10. Proxies. At all meetings of Stockholders, a Stockholder may vote in person or by proxy. Each Stockholder may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted, either in person or by proxy, by the officer, agent, or proxy as the bylaws of that corporation may prescribe, or in the absence of such provision, as the board of directors of the other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into such fiduciary’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of the shares into such trustee’s name as trustee.

Shares standing in the name of a receiver may be voted, either in person or by proxy, by the receiver, and shares held by or under the control of a receiver may be voted, either in person or by proxy, by the receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the shares so transferred.

Section 2.12. Conduct of Meetings. The President shall preside at a meeting of Stockholders and the Secretary shall act as secretary of the meeting and keep a record of the proceedings thereof. Where the President or a Vice President, or a Secretary of Assistant Secretary. is not present at a meeting of the Stockholders, the presiding officer or secretary of the meeting shall be selected by action of the Stockholders. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the Stockholders as it shall deem necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda or order of business for the meeting, (b) setting rules and procedures for maintaining order at the meeting and the safety of those present, (c) limiting participation in such meeting to Stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons the Board of Directors deems appropriate, (d) setting restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants, and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting.

Section 2.13. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.13 or to vote in person or by proxy at any meeting of stockholders.

Section 2.14. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election

ARTICLE 3

DIRECTORS

Section 3.1. Authority. Except as otherwise required by the DGCL or other applicable law, the Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.2. Number and Qualification. The number of Directors shall be from one (1) to nine (9), as determined by the Board of Directors from time to time. Initially the number of directors shall be five (5). Each Director shall hold office until his death, term expiration, resignation, retirement, removal, disqualification or his successor is elected and qualifies. Directors need not be residents of the State of Delaware or Stockholders of the Corporation.

Section 3.3. Tenure. Each Director shall hold office from the date of such Director’s election and qualification until (i) the end of such Director’s term, (ii) the election and qualification of such Director’s successor, or (iii) until such Director’s earlier disqualification, removal, resignation, death, or incapacity. Election by the Stockholders of Directors as required hereunder shall be held at each annual meeting of the Corporation’s Stockholders. A Director need not be a Stockholder.

Section 3.4. Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the Stockholders may remove any director from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation’s voting stock.

Section 3.5. Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors or any vacancies occurring in the Board of Directors, may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director; provided, however, that no person may be elected to fill a vacancy created by such person’s removal from office pursuant to these Bylaws.

Section 3.6. Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings without notice other than such resolution; provided, however, the resolution shall fix the dates, times, and places for such meetings. The place for any meeting of the Board of Directors may be anywhere within or without the State where the Principal Office is located. Except as otherwise provided by law or these Bylaws, any business may be transacted at any regular meeting of the Board of Directors.

Section 3.7. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the President. The person calling a special meeting shall give, or cause to be given, to each Director at his business address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy-two (72) hours nor more than sixty (60) days prior thereto. The notices may, but need not, describe the purpose of the meeting. Notices shall be addressed to a Director at such address as the Director provides to the Corporation’s Secretary from time to time as his notice address. If mailed, the notice shall be deemed to be delivered five (5) days after being deposited, postage prepaid, in the national mail system of the country in which the Director’s notice address is located. If given by email, facsimile or other electronic means, the notice shall be deemed delivered when received in full by the receiving device of the Director. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.8. Waiver of Notice of Special Meetings. Notice of a meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.9. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of remote electronic communication so long as all persons participating in the meeting (whether in person or electronically) can hear each other at the same time.

Section 3.10. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.11. Action by Unanimous Consent of Directors. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors where required by the Corporation’s Certificate of Incorporation or otherwise by law.

Section 3.12. Action Without Meeting. Unless otherwise restricted by the Corporation’s certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such Director’s dissent shall be entered in the minutes of the meeting, or unless such Director shall file such Director’s written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such Director’s dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14. Conduct of Meetings. The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of its meetings of Stockholders as it shall deem necessary, appropriate or convenient. The Board of Directors may designate one of its members as “Chairman of the Board” to preside at meetings of the Board. Subject to such rules and regulations of the Board of Directors, if any, the Chairman or other presiding official shall have the right and authority to conduct the meeting according to such rules and procedures as the Chairman or other presiding official deems necessary, appropriate or convenient for the proper and efficient conduct of the meeting. Without limitation such rules may (i) prescribe an agenda or order of business for the meeting; (ii) establish rules and procedures for maintaining order at the meeting and the safety of those present; (iii) establish limitations on attendance at or participation in the meeting by persons other than Directors of the Corporation; (iv) set limitations on the time allotted to questions or comment by meeting participants, and (v) prescribe rules and procedures for voting on matters that may come before the meeting.

Section 3.15. Compensation and Expenses. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services. Director compensation and/or other remuneration shall be deemed to accrue from day to day. Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. The Board of Directors may by resolution award special remuneration to any Director that undertakes, at the written request of the Board, any special work or services for or on behalf of, the Corporation outside and in addition to routine duties associated with service on the Board. Any Director that also provides professional services (including legal counsel) outside his role as Director shall be entitled to remuneration for professional services as if he were not a Director.

Section 3.16. Interested Transactions. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if it meets the requirements of Section 144 of the DGCL.

Section 3.17. Committees.

(a)                 The Board of Directors, by resolution adopted by majority of Directors then in office may designate from among its members an Executive Committee and one or more other committees, each consisting of two or more Directors and each of which, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee shall have authority as to the following matters: (1) approving or adopting, or recommending to the Stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to Stockholders for approval; or (2) adopting, amending or repealing any Bylaw of the Corporation.

(b)                Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

(c)                 Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of such meeting, which notice may be written or oral. Any member of any committee may in a signed writing waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

(d)                A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof and actions of such committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present.

(e)                 Any member of any such committee may be removed at any time with or without cause by resolution adopted by majority of the Board of Directors.

(f)                 Any such committee may elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE 4

OFFICERS

Section 4.1. In General. The Officers of the Corporation shall consist of a President and a Secretary and may also include one or more Vice Presidents, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All Officers shall be appointed by the Board of Directors to serve at the pleasure of the Board. Except as may otherwise be provided by DGCL or in the Certificate of Incorporation, any Officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices. Each Officer shall exercise the authority and perform the duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time.

Section 4.2. President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. Any reference to the “Chief Executive Officer” of the Corporation in any Corporate record, proceeding or contract shall be presumed to refer to the President. The President shall see that the resolutions of the Board of Directors and authorized committees thereof are put into effect. Except as otherwise provided herein and as may be specifically limited by resolution of the Board of Directors or an authorized committee thereof, the President shall have full authority to execute on the Corporation’s behalf any and all contracts, agreements. notes, bonds, deeds, mortgages, certificates, instruments, and other documents. The President shall also perform such other duties and may exercise such other powers as are incident to the office of president and as are from time to time assigned to him by the DGCL, these Bylaws, the Board of Directors, or an authorized committee thereof.

Section 4.3. Vice Presidents. Except as otherwise determined by the Board of Directors, each Vice President (if any are appointed) shall serve under the direction of the President. Except as otherwise provided herein, each Vice President shall perform such duties and may exercise such powers as are incident to the office of vice president and as are from time to time assigned to him by the DGCL, these Bylaws, the Board of Directors, an authorized committee thereof, or the President. In the absence, incapacity, or inability or refusal of the President to act, the most senior Vice President shall assume the authority and perform the duties of the President. If the Board of Directors appoints more than one Vice President, the seniority of the Vice Presidents shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify. Designation of a “Senior” or “Executive” vice president by the Board of Directors shall be an indication of seniority.

Section 4.4. Secretary. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the President. The Secretary shall whenever possible attend all meetings of the Stockholders and the Board of Directors, and whenever the Secretary cannot attend such meetings, such duty shall be delegated by the presiding officer for such meeting to a duly authorized assistant secretary. The Secretary shall record or cause to be recorded under the Secretary’s general supervision the proceedings of all such meetings and any other actions taken by the Stockholders or the Board of Directors (or by any committee of the Board in place of the Board) in a book or books (or similar collection) to be kept for such purpose. The Secretary shall upon proper request give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the Corporate seal and affix the seal to any document requiring it, and to attest thereto by signature. The Secretary may delegate the Secretary’s authority to affix the Corporation’s seal and attest thereto by signature to any Assistant Secretary. The Board of Directors may give general authority to any other officer or specified agent to affix the Corporation’s seal and to attest thereto by signature. Unless otherwise required by law, the affixing of the Corporation’s seal shall not be required to bind the Corporation under any documents duly executed by the Corporation and the use of the seal shall be precatory in the discretion of the Corporation’s duly authorized signing officers. The Secretary shall properly keep and file, or cause to be properly kept and filed under the Secretary’s supervision, all books, reports, statements, notices, waivers, proxies, tabulations, minutes, certificates, documents, records, lists, and instruments required by the DGCL or these Bylaws to be kept or filed, as the case may be. The Secretary may if requested, and shall when required, authenticate any records of the Corporation. Except to the extent otherwise required by the DGCL, the Secretary may maintain, or cause to be maintained, such items within or without the State of Delaware at any reasonable place. The Secretary shall perform such other duties and may exercise such other powers as are incident to the office of secretary and as are from time to time assigned to such office by the DGCL, these Bylaws, the Board of Directors. an authorized committee thereof, or the President.

Section 4.5. Treasurer. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Treasurer (if one is appointed) shall serve under the direction of the President. The Treasurer shall, under the direction of the President. keep safe custody of the Corporation’s funds and securities, maintain and give complete and accurate books, records, and statements of account, give and receive receipts for moneys, and make deposits of the Corporation’s funds, or cause the same to be done under the Treasurer’s supervision. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation. The Treasurer may be required by the Board of Directors at any time and from time to time to give such bond as the Board may determine. The Treasurer shall perform such other duties and may exercise such other powers as are incident to the office of treasurer and as are from time to time assigned to such office by the DGCL, these Bylaws, the Board of Directors, an authorized committee thereof, or the President.

Section 4.6. Office Manager. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Office Manager, (if one is appointed) shall serve under the immediate direction of the President and Vice President assume the authority and perform the duties of his/her respective immediate superior officer as may be necessary at the direction of such immediately superior officer, or in the absence, incapacity, inability, or refusal of such immediate superior officer to act.

Section 4.7. Assistant Officers. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the President. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary at the direction of such immediately superior officer, or in the absence, incapacity, inability, or refusal of such immediate superior officer to act. The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

Section 4.8. Operational Titles. The Board may assign an officer an operational title designating a specific area over which the officer has such authority, duties and responsibilities as the Board may determine from time to time. Operational titles may be in the form of a separate title (such as “Chief Financial Officer”) or an addendum to the officer’s executive title (such as Vice President “of Finance”). Absent a contrary directive from the Board or an officer of higher rank, between two officers of equal rank, the one with an operational title shall be presumed to have superior authority over the area of responsibility within the purview of such officer’s operational title.

ARTICLE 5

INDEMNIFICATION

Section 5.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

Section 5.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 5.1 of this Article shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that, if the DGCL so requires, an Advancement of Expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 5.3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the Advancement of Expenses conferred in this Article shall be contract rights. If a claim under Section 5.1 or 5.2 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.

Section 5.4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of Stockholders or disinterested directors or otherwise.

Section 5.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 5.6. Amendment. Any repeal or modification of this Article 5 shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 6

TRANSACTIONS

Section 6.1. Contracts. The Board of Directors may authorize any Officer or Officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans. The Board of Directors may authorize any Officer or Officers, or agent or agents, to contract any indebtedness and grant evidence of indebtedness and collateral therefor in the name of an on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Officer or Officers, or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Section 6.5. Voting of Shares in Other Corporations Owned by The Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any stockholders’ meeting of the other corporation by the President of the Corporation if he is present, or in his absence by any Vice-President of the Corporation who may be present or by any other Officer specifically designated by the Board of Directors. Whenever, in the judgment of the President, or in such officer’s absence, of any Vice-President or other designated Officer, it is desirable for the Corporation to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President, or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote such share or shares of stock issued by the other corporation.

ARTICLE 7

STOCK

Section 7.1. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be consecutively numbered and state upon the face thereof the name of the person to whom issued, the number of shares, the fact that the Corporation is organized under the laws of the State of Delaware, and such other matters as the Board of Directors may approve or as may be required by the DGCL. Each certificate shall be signed either manually or in facsimile by the President and Secretary. In case any Officer whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued it may be issued by the Corporation with the same effect as if he were such Officer at the date of issue. Certificates for shares of different classes, and different series within a class, to the extent authorized, if any, shall bear appropriate designations to identify the class or series as required by the DGCL.

Section 7.2. Stock Record Books. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock record books of the Corporation. Such stock record books shall be maintained by the Secretary as a record of the Corporation’s Stockholders, in a form that permits preparation of a list of the names and addresses of all Stockholders, in alphabetical order by class of shares showing the number and class of shares held by each Stockholder.

Section 7.3. Transfer of Shares. Subject to the provisions of the DGCL and to any transfer restrictions binding upon the Corporation, a transfer of shares of the Corporation shall be made only on the stock record books of the Corporation by the holder of record thereof or by such holder’s agent, attorney-in-fact or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. Unless the Board of Directors in its discretion has by resolution established procedures, if any, by which a beneficial owner of shares held by a nominee may be recognized by the Corporation as the owner thereof, the person in whose name shares stand on the stock record books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Corporation’s stock record books maintained by the Secretary shall be conclusive in all such regards absent a determination by the Board of Directors of manifest error. All certificates surrendered to the Corporation for transfer shall be canceled.

Section 7.4. New or Replacement Certificates. No new stock certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a substitute certificate may be issued therefor upon: (a) the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft, or mutilation thereof; (b) delivery of such bond and/or indemnity to the Corporation as the Secretary or Board of Directors may prescribe or as may be required by law; and (c) satisfaction of such other reasonable requirements (which may include without limitation advertisement of the same) as the Secretary or Board of Directors may prescribe. To the extent permitted by applicable law (including without limitation Section 8-405 of the Delaware Uniform Commercial Code), a new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so; and without limiting the generality of the foregoing, except as prohibited by law, the Secretary or the Board of Directors may in their discretion waive any bond requirement otherwise applicable where the aggregate fair market value of the shares represented by such lost, stolen, or mutilated certificate is less than five hundred dollars based upon indicia deemed reasonable by the waiving party.

Section 7.5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its stock transfer books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the DGCL or by procedures, if any, established by resolution of the Board of Directors in its discretion by which a beneficial owner of shares held by a nominee may be recognized as the owner thereof. Such procedures, if any, shall also set forth the extent of such recognition.

Section 7.7. Transfer Restrictions. The Secretary (or any other Officer designated by the Board of Directors) shall have full power and authority to place or cause to be placed on any and all stock certificates restrictive legends to the extent reasonably believed necessary or appropriate to ensure the Corporation’s compliance with federal or any state’s securities laws or any legal obligation upon the Corporation by agreement or otherwise.

ARTICLE 8

MISCELLANEOUS

Section 8.1. Fiscal Year. The Board shall establish the Corporation’s fiscal year and may be change the Corporation’s fiscal year from time to time as the Board deems advisable.

Section 8.2. Dividends. The Board of Directors may from time to time at any regular or special meeting (or by any other manner of action permitted by these Bylaws and the DGCL) declare, and the Corporation may pay, dividends or other distributions on its outstanding shares of stock in the manner and upon the terms and conditions as the Board of Directors deems advisable and as may be permitted by the Certificate of Incorporation, the DGCL, and any other lawful restrictions imposed upon the Corporation. Such dividends or other distributions, when declared and permitted. may be paid in cash, stock, property, or any other permitted means lawfully declared by the Board of Directors.

Section 8.3. Seal. The seal of the Corporation shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, State of Delaware.”

Section 8.4. Forms of Records. When consistent with good business practices, any records of the Corporation may be maintained in other than written form if such other form is capable of reasonable preservation and conversion into written form within a reasonable time.

Section 8.5. Amendments. Any or all of these Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors, subject to the following: i) the right of the Stockholders to alter, adopt, amend, or repeal Bylaws as provided in the DGCL; and ii) action of the Stockholders in adopting, amending, or repealing a particular Bylaw wherein the Board of Directors is expressly prohibited by such Stockholder action from amending or repealing the particular Bylaw acted upon by the Stockholders. The Stockholders may amend or repeal any or all of these Bylaws even though these Bylaws may also be amended or repealed by the Board of Directors. Any notice of a meeting of Stockholders at which Bylaws are to be adopted, amended, or repealed shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment, or repeal of Bylaws and contain or be accompanied by a copy or summary of the proposal.

Section 8.6. Severability. If any provision of these Bylaws or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent by a court of competent jurisdiction, such provision shall be complied with or enforced to the greatest extent permitted by law as determined by such court, and the remainder of these Bylaws and the application of such provision to other persons or circumstances shall not be affected thereby and shall continue to be complied with and enforced to the greatest extent permitted by law.

Section 8.7. Usage. In construing these Bylaws, feminine or neuter pronouns shall be substituted for masculine forms and vice versa, and plural terms shall be substituted for singular forms and vice versa, in any place in which the context so requires. The section and paragraph headings contained in these Bylaws arc for reference purposes only and shall not affect in any way the meaning or interpretation of these Bylaws. Terms such as “hereof”, “hereunder”, “hereto”, and words of similar import shall refer to these Bylaws in the entirety, unless the context clearly requires otherwise. Terms used herein which are not otherwise defined shall have the meanings ascribed to them in the DGCL. All references to statutory provisions shall be deemed to include corresponding sections of succeeding law.

Section 8.8. Conflict Between Bylaws, Certificate of Incorporation and the DGCL. The Corporation’s Certificate of Incorporation and the DGCL (as either may be amended from time to time) are incorporated herein by reference. Any conflict between the terms of these Bylaws, the Certificate of Incorporation or the DGCL shall be resolved according to the following order of precedence: (1) the DGCL; (2) the Certificate of Incorporation; and (3) these Bylaws.